As Authorized by the Board
                                                  of Directors on April 29, 1999
                                                   to be Effective June 10, 1999


                                 AMENDMENT NO. 2
                                     TO THE
                        LEXMARK INTERNATIONAL GROUP, INC.
                         NONEMPLOYEE DIRECTOR STOCK PLAN
  (Amended and Restated Effective April 30, 1998, as amended February 11, 1999)


         This is Amendment No. 2 to the Lexmark International Group, Inc. Nonemployee Director Stock Plan (Amended and Restated Effective April 30, 1998, as amended February 11, 1999) (the "Plan," capitalized terms used herein and not defined have the meaning ascribed to such terms in the Plan).

         WHEREAS, pursuant to Section 5(d) of the Plan, the Board is authorized to proportionately adjust the aggregate number of shares of Common Stock available for Awards under the Plan to reflect, as deemed equitable and appropriate by the Board, an Adjustment Event, which includes, among other things, a stock dividend or stock split of the Common Stock;

         WHEREAS, the Board has approved a two-for-one stock split of the Common Stock to be effected in the form of a 100% stock dividend on June 10, 1999;

         WHEREAS, Section 5(a) of the Plan currently provides that the number of shares of Common Stock subject to award under the Plan may not exceed 300,000 shares, plus the number of shares not issued by virtue of any cancelled, terminated or forfeited awards; and

         WHEREAS, Section 6(a)(i) of the Plan currently provides that during the term of the Plan each Eligible Director shall receive an Option Award to purchase 10,000 Shares on the date of the meeting of the Board or the annual meeting of shareholders of the Company, whichever is applicable, at which such Eligible Director is first elected to serve as a member of the Board.

         NOW, THEREFORE, the Plan is hereby amended, effective as of June 10, 1999, as follows:

         Section 5(a) of the Plan is amended in its entirety to read as follows:

         "(a) Shares Available. Subject to the provisions of Section 5(d), the number of shares of Common Stock subject to Awards under the Plan may not exceed 600,000 (after giving effect to the stock split of the Common Stock effective June 10, 1999), plus any shares that become available for grant pursuant to
Section 5(b). The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company."

         Section 6(a)(i) of the Plan is amended in its entirety to read as follows:

         "(a) (i) Initial Awards. During the term of the Plan, each Eligible Director shall receive an Option Award to purchase 20,000 Shares (after giving effect to the stock split of the Common Stock effective June 10, 1999) (unless another number is determined by the Board at the time of such grant) (the "Initial Award") on the date of the meeting of the Board or the annual meeting of the shareholders of the Company, whichever is applicable, at which such Eligible Director is first elected to serve as a member of the Board."

         In all other respects, the Plan is hereby ratified and confirmed.